DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW
8386
SUITE 450
2724
WASHINGTON, DC 20036

TEL (202) 854-
CELL (240) 305-
DESTINY@AIGBELAW.COM

We are pleased that you have engaged our law firm to serve as your legal counsel. Our representation is limited to the matter as described below. To the extent you wish to engage our firm to represent you regarding other matters, you will be required to sign a separate engagement agreement describing the scope of that representation prior to our initiation of services. It is our policy to confirm in writing the nature of the engagement and the terms of our legal representation. If you do not understand all of the terms or language in this engagement agreement, please contact Destiny Aigbe, Esq. prior to signing this engagement agreement.

Scope of Representation: Sunstock, Inc. and all heirs, successors, and assigns (the "Company") has engaged us under our blanket engagement agreement under which you employ me as your corporate and securities counsel to assist with certain legal matters involving your Initial Coin Offering (ICO) or Token Generation Event (TGE) and related documents including a Private Placement Memorandum (PPM), a Coin/Token Purchase Agreement. I will assist you with a legal review of your White Paper, perform incorporation/entity formation as needed for the ICO, provide you with advisor, employment, and management contracts, assist you with corporate development advisory, vendor contracts, threat assessments and neutralization, employment disputes, KYC/AML contracting, your privacy policy, and data protection advisory. The Firm will assist you with business direction and M&A advisory services from time to time (excludes merger agreement drafting or actively shopping your company).

The Firm will also provide you with broad advice and connections with investors and investor groups for participation in your ICO/TGE and marketing agencies or firms that will assist you in outreach and raising money. The Firm will assist you in understanding how to get listed on an exchange as well as connect with you consultants that will list you on Digital Virtual Currency Exchanges. The Firm will provide legal review of news, social media posts, press releases, and via outlets such as Telegram, Reddit, Twitter, Youtube, Medium, and others as presented to the Firm before publication. The Firm will assist you in contracting with the necessary and required parties to complete the ICO/TGE.

As the Company's attorney in these matters, I will be available to review financials, perform research, review documents, provide legal advice, make telephone calls, draft letters, contracts and disclosures/filings as appropriate, and in general to facilitate the Company's navigation of SEC requirements while pursuing its growth strategy. Fees for such future projects can be discussed at the time. Hours worked under this engagement are capped at twenty hours per month unless waived by the Firm in writing. This agreement replaces any prior drafted agreement between the Firm and the Company.

DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW
8386
SUITE 450
2724
WASHINGTON, DC 20036

TEL (202) 854-

CELL (240) 305-

DESTINY@AIGBELAW.COM

You understand that in future cases, alternate billing arrangements may be made depending on the issue. The above scope excludes any type of registration statement to the SEC or other regulatory agency such as a Form 1-A for a Reg A+, Form 10 to register a class of coins/tokens, or a Form S-1 to register specific offering of coins/tokens. These alternate billing arrangements include: fixed fee, contingent fee, mixed contingent and hourly billing, and other hybrid billing methods such as payment via convertible promissory note or in stock. Alternate billing arrangements may be made for any new legal issue in which the firm represents you.

You represent that you do not know of any related legal matters that would require our legal services under this agreement. If such matters arise later, you agree that this agreement does not apply to any related legal matter. Therefore, a separate engagement agreement for provision of services and payment for those services will be required if you wish to engage our law firm to perform legal services pertaining to such matters.

Limited Scope of Representation: The scope of our representation does not include advice or services regarding accounting, tax, personal financial matters or business management, and related non-legal matters and advice. If you wish for us to consult with other professionals retained by you regarding this matter, we will communicate with you in writing to confirm the scope of such consultations prior to initiating same.

Fees and Billing Statements: A fee of $350,000 and 2,996,666.64 tokens/coins (assuming total supply is 99,888,888) is the fee for the representation for all services within the scope of our representation as set forth above, which does not include expenses (see below). The tokens are to be paid at the end of the ICO/TGE or 3 months from the commencement of our engagement, whichever is earlier. All compensation is vested at signature of this letter and tokens are released, unlocked, and unrestricted when any buyer or person receive tokens. The Firm shall receive the $350,000 in two installments. The first installment shall be $150,000. The second installment shall be $200,000. The second installment shall be wired or sent to the Firm 45 days after sending the first installment. If the first installment is sent on April 2, 2018, the second payment should be sent on May 17, 2018. The Firm shall earn a minimum flat fee of $100,000 and 2,996,666.64 tokens/coins at the end of the ICO/TGE. Payments may be in ETH, BTC, or other acceptable cryptocurrency, at the discretion of the Firm.

You agree that advanced fees in the form cryptocurrency payments will be held in trust in either the Firm's operating account or in a wallet. The advanced fees are unearned and will be disbursed according to ethical guidelines. j.c

We will submit a bill to you every thirty days for any expenses. Expenses will be separately stated on the bill and our fees will be charged as indicated below. Our billing statements are due and payable upon presentation, and are overdue if not paid by the due date set forth on the statements.

DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW
SUITE 450
WASHINGTON, DC 20036

TEL (202) 854-8386
CELL (240) 305-2724
DESTINY@AIGBELAW.COM

You are responsible for payment of all expenses and disbursements, regardless of whether or not any money is recovered on your behalf through a settlement or judgment. Please see the "Expenses" and "Late Payment and Failure to Pay" provisions of this agreement for further information. To the extent we are successful in recovering a settlement or judgment on your behalf, all expenses not previously paid by you will be deducted from the gross amount recovered in the settlement or judgment.

We will provide you with a summary statement listing these deductions at the time of any payment to you from a settlement or judgment.

Expenses: In the course of rendering services to you, it may be necessary for us to incur expenses for items such as filing and recording fees, deposition transcripts, computerized legal research, notary service, overnight or special delivery service, postage, photocopying, facsimile transmissions, telephone calls, travel, lodging, meals, and overtime for firm secretarial and other staff services. The actual expenses incurred will vary depending on the services that we provide to you. Certain expenses may include an adjustment, above cost, to cover our expenses in providing the billed service. However, expenses paid entirely to third parties, such as travel and lodging expenses, will be billed to you as our out-of-pocket costs. All expenses will require pre-approval of the Company.

All costs and expenses necessary to pursue these legal matters including EDGAR filers, fees for state filings, auditors, DTCC fees, transfer agents, OTCMarkets filings and SEC filings will be paid directly by the Company.

Expense items incurred on your behalf will be itemized separately and listed on our billing statements as "disbursements." Third-party expenses may be forwarded directly to you for payment. As is customary, expense disbursements may not be current at the time of final billing. Remaining disbursements, if any, will be billed at a later date.

Late Payment and Failure to Pay: If you fail to pay our statements in full on or before the due date set forth on the statements, we reserve the right to assess you with a monthly service charge equal to 1% of all fees, expenses and disbursements that are past due. This monthly service charge will be billed to you at the end of each month in which a late payment occurs. In no event will the service charge be greater than that permitted by any applicable law.

In the event that we are required to file an action or proceeding to collect any late payment or assessed monthly service charge, you will be required to pay for all costs of collection, including without limitation all filing fees, third-party expenses and attorney fees incurred for our efforts in collecting such amounts. If we use our own attorneys or legal assistants to pursue such an action or proceeding, the fees charged shall be calculated on an hourly basis using the applicable hourly rates for the attorneys and legal assistants who perform such work.

DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW
8386
SUITE 450
2724
WASHINGTON, DC 20036

TEL (202) 854-

CELL (240) 305-

DESTINY@AIGBELAW.COM

Responsibilities of Law Firm and Client: We will provide only legal services, as previously described in the "Scope of Representation" and "Limited Scope of Representation" sections of this engagement agreement. We will keep you apprised of developments and will consult with you as necessary to ensure the timely, effective, and efficient completion of our work. You acknowledge that we cannot guarantee either the outcome or the timing to complete legal services on your behalf.

Any disputes regarding fees will be decided via arbitration in Washington DC.

You agree to be truthful and cooperative with us, to respond to our inquiries and communications promptly and to provide promptly all information known or available that may be relevant to our engagement. You will provide us with factual information and materials as we require in order to perform the foregoing services. You acknowledge and agree that you remain responsible for making all business or technical decisions and that you are not relying on us for accounting, tax, personal financial matters or business management, and related non-legal matters and advice. You also acknowledge that we are not responsible for investigating the character or credit of persons with whom you may be dealing.

As a matter of our professional responsibility and as long as in our judgment it will not substantively injure your position in this matter, we retain control over decisions affecting our reputation and professionalism. This discretion, includes, among other decisions, whether to extend deadlines for opposing counsel; whether to cooperate with opposing counsel in scheduling or similar matters; and whether and how matters should be argued in correspondence, pleadings, or to a court or administrative body.

We may provide to you newsletters or similar materials regarding general legal developments or matters of current interest. Similarly, we may invite you to attend seminars or symposia where legal topics are discussed. In our experience, such information or events are educational, because a well-informed client will be better able to make decisions about the need for future legal representation. However, it is understood that such communications do not constitute legal advice, and do not create an attorney-client relationship beyond the scope of the representation described herein.

It is your duty to keep us informed of your mailing address and other contact information. If, at any time during the course of this representation, your address becomes unknown or we are otherwise unable to contact you, we shall be permitted to withdraw from this representation by sending you a certified letter to your last known address and by depositing with the Clerk of the Court for the county of your last known residence any property owned by you in our possession, including but not limited to items of personal property, funds, and any portions of the actual client file that belong to you.

DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW
8386
SUITE 450
2724
WASHINGTON, DC 20036

TEL (202) 854-
CELL (240) 305-
DESTINY@AIGBELAW.COM

Termination: You may terminate this representation at any time with or without cause by notifying us in writing of your desire to do so. Termination shall result in the payment of $50,000 if done before 3 months of engaging the firm. Upon receipt of the notice to terminate representation, we will cease all legal work on your behalf immediately. You will be responsible for paying all legal fees, expenses and disbursements incurred on your behalf in this matter until written notice of termination is received by our firm.

To the extent permitted by rules of professional responsibility and the court, we may terminate our representation at any time if you breach any material term of this agreement, fail to cooperate or follow our advice on a material matter, if a conflict of interest develops or is discovered, or if there exists, at any time, any fact or circumstance that would, in our opinion, render our continuing representation unlawful, unethical, or otherwise inappropriate.

If we elect to terminate our representation, you will timely take all steps reasonably necessary and will cooperate as reasonably required to relieve us of any further obligation to perform legal services, including the execution of any documents necessary to complete our withdrawal from representation. In such case, you agree to pay for all legal services performed and any legal fees, expenses or disbursements incurred on your behalf before the termination of our representation in accordance with the provisions of this agreement.

Electronic Data Communication and Storage: In the interest of facilitating our services to you, we may communicate with you or others by email, facsimile transmission, send data over the Internet, store electronic data via computer software applications hosted remotely on the Internet, or allow access to data through third-party vendors' secured portals or clouds. Electronic data that is confidential to your case may be transmitted or stored using these methods. In using these data communication and storage methods, our firm makes reasonable efforts to keep such communications and data access secure in accordance with our obligations under applicable laws and professional standards. You recognize and accept that we have no control over the unauthorized interception or breach of any communications or data once it has been sent or has been subject to unauthorized access, notwithstanding all reasonable security measures employed by us or our third-party vendors. You consent to our use of these electronic devices and applications and submission of confidential client information to third-party service providers during this engagement.

We advise you to refrain from communicating with us on any device provided by your employer or any computer, smart phone, tablet computer or other device shared with someone else. In addition, when communicating with us, please do not use your work email address or a shared email account. You should utilize only a private email account that is password protected and accessed solely by you.

DESTINY AIGBE, ESQ.
ATTORNEY AT LAW

1101 CONNECTICUT AVE NW TEL (202) 854-
8386
SUITE 450 CELL (240) 305-
2724
WASHINGTON, DC 20036 DESTINY@AIGBELAW.COM

File Retention and Destruction: At the conclusion of this matter, we will retain your legal files for a period of 2 years after we close our file. At the expiration of the 2-year period, we will destroy these files unless you notify us in writing that you wish to take possession of them. We reserve the right to charge administrative fees and costs associated with researching, retrieving, copying and delivering such files.

No Guarantee of Success: It is expressly acknowledged by you that this law firm has not made any warranties or representations to you, nor have we given you any assurances as to the favorable or successful resolution of your claim or defense of the action referred to above; nor as to the favorable outcome of any legal action that may be filed; nor as to the nature or amount of any awards or distributions of property, attorney fees, costs, or any other aspects of this matter. All of this law firm's expressions relative to your case are limited only to estimates based upon our experience and judgment and are only our opinion. Such expressions should not be considered as representations, promises, or guarantees of results, which might be obtainable, either by way of a negotiated settlement or in a contested trial.

Client Review of this Agreement: You have a right to have this engagement agreement reviewed by another law firm prior to signing it. Likewise, you have the right to review this engagement agreement outside the presence of this law firm and away from the law firm's office prior to signing it. You understand that this law firm is not retained until the signed original engagement agreement is returned to the law firm, including the corresponding retainer.

If you have any questions or concerns about the terms of this engagement agreement, please contact us immediately. On behalf of the law firm, we appreciate the opportunity to represent you in this matter.

By signing this agreement, I confirm that have I read this engagement agreement, understand its provisions, and agree to abide by it.

ACKNOWLEDGED AND AGREED TO:

______________________________	03-29-2018
Chief Executive Officer or Authorized Officer	Date
______________________________	03-29-2018
Destiny Aigbe, Esq. – Securities Counsel	Date